Exhibit 23.3

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Eagle Pharmaceutical, Inc., of our report dated August 25, 2022, relating to the financial statements of Acacia Pharma Group Limited and its subsidiaries, which appears in Eagle Pharmaceutical, Inc.’s Amendment No. 1 to the Current Report on Form 8-K dated August 25, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

October 11, 2022